                                                                     EXHIBIT 10f


                                                                       EXHIBIT D

                              EMPLOYMENT AGREEMENT



          EMPLOYMENT AGREEMENT (the"Agreement"), dated as of the 31st day of March, 1996, between THE FRESH JUICE COMPANY, INC., a Delaware corporation (the "Company"), and Daniel Petry, an individual resident of the State of New York (the "Employee").

                 WHEREAS, the Company desires to employ the Employee upon the terms and conditions set forth below; and

                 WHEREAS, the Employee desires to accept such employment upon the terms and conditions set forth below.

                 NOW, THEREFORE, in consideration of the mutual agreements contained herein, intending to be legally bound hereby, the parties hereto agree as follows:

1.      EMPLOYMENT, DUTIES AND ACCEPTANCE.

                 1.1. EMPLOYMENT. The Company hereby employs the Employee to serve as a member of its sales and operations staff, with such powers and duties as the Board of Directors or Chief Executive Officer of the Company shall assign or vest in him at any time and from time to time.

                 (b) The Employee's services hereunder will be rendered at the Company's principal executive offices, or such other place as the Company may direct from time to time. It is understood and agreed, however, that during the Initial Term (as defined in Section 2 below) the Employee's duties may require periods of travel from time to time as the Company may request.

                 1.2. ACCEPTANCE OF EMPLOYMENT. (a) The Employee hereby accepts such employment and agrees to serve as described in Section 1.1 hereof.

                 (b) The Employee shall report to such executive officer as the Board of Directors or Chief Executive Officer of the Company shall choose.

                 (c) The Employee shall not, during the Term (as defined in Section 2 below), actively engage in any other business activity unless the Employee has previously advised the Board of Directors of the Company in writing of such proposed business activity and the Board of Directors of the Company specifically advises the Employee in writing that it consents thereto.

                 (d) The Employee further agrees to accept election and to serve during all or any part of the Term as an officer and director of any one or more direct or indirect subsidiaries of the Company (each, a "Subsidiary"), without any additional compensation therefor other than that specified in this Agreement, if elected or appointed to any such position by the stockholders or Board of Directors of the Company or of any Subsidiary.

2.      TERM OF EMPLOYMENT.

          Subject to the provisions of Section 4 hereof, the term of this Agreement shall commence on the date hereof and shall continue for a period of two (2) years (the "Initial Term"). In addition, if the Employee is not offered continued employment for a period of at least one (1) year after termination of the Initial Term, if not otherwise terminated for Good Reason (as defined in Section 4.4 below), then he shall be paid either (i) a lump sum cash payment of $50,000; or (ii) $100,000 in twenty-four equal monthly payments beginning 30 days after the expiration of the Initial Term.

3.      COMPENSATION.

                 3.1. SALARY; ANNUAL BONUS. (a) As compensation for all services to be rendered to, or at the request of the Company or any of its subsidiaries, by the Employee pursuant to this Agreement, the Company agrees to pay the Employee a minimum annual salary of $110,000.00 (which salary includes all compensation received from, or paid by, the Company and each of its subsidiaries to the Employee) plus an annual bonus, which bonus, if any, shall be determined by the Board of Directors of the Company. Such salary shall be payable in equal bi-weekly installments.

                 3.2. BENEFITS. Commencing on the date hereof until such time as otherwise determined by the Board of Directors of the Company, the Employee shall continue to participate in and enjoy the benefits of the health insurance and 401(k) plan in effect at The Ultimate Juice Company, Inc. existing immediately prior to the date hereof; and thereafter the Employee shall be entitled to participate in and enjoy the benefits of any retirement, pension, health insurance, or other similar plan or plans which may be instituted by the Company for the benefit of its executive officers or employees generally, upon such terms as may be therein provided.

                 3.3. EXPENSES. The Company shall either, in its sole discretion, (a) provide the Employee with a corporate American Express Card for use by the Employee for all reasonable expenses actually incurred by him during the Initial Term in connection with the performance of his services under this Agreement or (b) reimburse the Employee for all reasonable expenses actually paid by him during the Initial Term, in connection with the performance of his services under this Agreement, upon presentation of expense statements or vouchers or such other supporting information, in writing, as may be required by law to support the deductibility of such expenses for United States federal income tax purposes or as the Board of Directors of the Company may require.

                 3.4. AUTOMOBILE. During the Initial Term, the Employee shall be entitled to the use of an insured automobile leased by the Company which shall be of the type currently being used by the Employee; provided, however, that if the cost of insurance exceeds $3,500.00 per year, the Employee shall pay for all amounts over $3,500.00 per year. The Company shall also provide Employee with a car phone, however, the car phone may only be used for business purposes.

                 3.5. VACATIONS. (a) The Employee shall be entitled to a paid vacation of two (2) weeks during each year of the Initial Term.

                 (b) The Employee shall be entitled to as many holidays and personal days as are in accordance with the Company's policy then in effect for its executive officers generally upon such terms as may be provided to all executive officers of the Company generally.

4.      TERMINATION.

                 This Agreement and all the obligations of each of the parties hereunder shall terminate on the earlier to occur of any of the following:

                 4.1.    DEATH.  In the event of the Employee's death.

                 4 2.    DISABILITY.  If the Employee shall become ill or is
injured or otherwise disabled and such illness, injury or disability shall be of such nature as to prevent him from performing the services to be performed by him hereunder for a period of six consecutive months.

                 4.3. RETIREMENT. The Employee retires or resigns voluntarily.

                 4.4. GOOD REASON. The Company may terminate the Employee for Good Reason. "Good Reason" shall mean (i) the willful and continued failure by the Employee to perform substantially his duties to the Company or the willful failure to follow any directive issued by the Chief Executive Officer or the Board of Directors, (ii) any material breach of the Agreement by the Employee, (iii) any willful, intentional, or reckless act by the Employee having the effect of materially injuring the business, financial condition or prospects of the Company or the reputation of the business or injuring any customer, supplier, employee or other business relationships of the Company or its Subsidiaries, (iv) the conviction of the Employee for any felony, or (v) conviction of the Employee for a crime involving larceny.

5.      PROTECTION OF CONFIDENTIAL INFORMATION.

                 5.1. CONFIDENTIALITY. In view of the fact that the Employee's work as an Employee of the Company and its Subsidiaries and their respective affiliates will bring him into close contact with many confidential affairs of the Company and its Subsidiaries and their respective affiliates, including the names of the Company's and its Subsidiaries' customers and suppliers, matters of a business nature such as information about costs, profits, markets, sales, other information not readily available to the public, and plans for future developments (hereinafter collectively "Confidential Matters"), the Employee agrees: (i) to keep secret all Confidential Matters of the Company and its Subsidiaries and their respective affiliates, and not to disclose such Confidential Matters to anyone outside of the Company and its Subsidiaries, either during or after his employment with the Company, except with the Company's written consent at each time as to any Confidential Matter which is to be disclosed, and (ii) to deliver promptly to the Company on termination of his employment, or at any time the Company may so request, all memoranda, notes, records, reports, lists and other documents (and all copies thereof) and materials relating to the Company's and its Subsidiaries' and their respective affiliates business which he may then possess or have under this control.

                 5.2. AGREEMENT NOT TO COMPETE. During the period from the date hereof until one (1) year after the termination or nonrenewal of the Employee's employment with the Company and/or its Subsidiaries for any reason, the Employee shall not (i) purchase an ownership interest of greater than 5% of a company or other entity which is at such time engaged in the citrus juice beverage industry and active in the same geographic area as the Company or any of its Subsidiaries or their respective affiliates, is otherwise competitive with the Company or any of its Subsidiaries or their respective affiliates, or is attempting to enter such industry in such geographic area or to become otherwise competitive; (ii) act as a consultant, officer, director or in any other capacity, whose responsibilities are related to the citrus juice beverage industry in the same geographic area as the Company or any of its Subsidiaries operates; or (iii) solicit in any way or entice away from the Company or its Subsidiaries or their respective affiliates (a) any clients or accounts of the Company or its Subsidiaries or their respective affiliates which were active clients or accounts of the Company or its Subsidiaries or their respective affiliates during the one (1) year period immediately prior to the termination of the Employee's employment with the Company, (b) any prospective client or account of the Company or its Subsidiaries or their respective affiliates which the Company or its Subsidiaries or their respective affiliates was actively engaged in soliciting during the one (1) year period immediately prior to the termination of the Employee's employment with the Company, (c) any employee of the Company or its Subsidiaries or their respective affiliates (unless such employee shall have either been discharged by such entity or shall have otherwise ceased to be employed by such entity for a period of 365 days) or (d) any manufacturers or suppliers of the Company's or its Subsidiaries or their respective affiliates, which were manufacturers or suppliers of the Company or its Subsidiaries or their respective affiliates during the one (1) year period immediately prior to the termination of the Employee's employment with the Company. Notwithstanding the foregoing, however, if the Employee is terminated during the Initial Term for any reason other than as set forth in Section 4 hereof, and without being paid the full amount of compensation that would otherwise have been paid during the Initial Term, the provisions of this Section 5.2 shall not apply; provided, however, that if the Employee is terminated for any reason other than as set forth in
Section 4 hereof and is paid the full compensation that would otherwise have been paid during the Initial Term, the provisions of this Section 5.2 shall apply and shall run from the date of the last payment made to the Employee by the Company.

                 5.3. REMEDIES. (a) The Employee recognizes that any branch of the covenants contained in Sections 5.1 or 5.2 hereof would irreparably injure the Company. Accordingly, the Employee agrees that any breach of the covenants contained in Sections 5.1 or 5.2 hereof will result in forfeiture to the Company as liquidated damages of any and all amounts otherwise payable to the Employee under this Agreement as of and from the date of such breach. Furthermore, the Company may, in addition to pursuing its other remedies, obtain an injunction against the Employee from any court having jurisdiction over the matter, restraining any further violation of this Agreement by the Employee and no bond or other security shall be required in connection with such injunction.

                 5.4. REFORMATION. If any of the covenants contained in Sections 5.1 or 5.2 hereof, or any part thereof, are held to be unenforceable because of the scope or duration of any such provision, the parties agree that the body making such determination shall have the power to reduce the scope or duration of such provision and, in its reduced form, said provision shall be enforceable. If any of the covenants in Sections 5.1 or 5.2 hereof, or any part thereof, is hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of the covenants, which shall be given full force and effect without regard to the invalid provisions.

6.      REPRESENTATIONS AND WARRANTIES OF THE EMPLOYEE.

                 The Employee hereby represents and warrants to the Company that (i) delivery and performance of this Agreement by the Employee does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which the Employee is a party or by which he is bound, (ii) the Employee is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity, (iii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of the Employee, enforceable in accordance with its terms, and (iv) as of the date immediately prior to the date hereof, none of the Company or its Subsidiaries is in any way indebted or obligated to the Employee and the Employee is in no way indebted or obligated to the Company or any of its Subsidiaries, other than pursuant to or in connection with that certain Merger Agreement, dated as of the date hereof, among the Company, The Fresh Juice Acquisition Company, Inc., The Ultimate Juice Company, Inc., Steven M. Bogen, Albert L. Rountree, IV, the Employee, Mark Feldman and James Coyle.

7.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

                 The Company hereby represents and warrants to the Employee that (i) the execution, delivery and performance of this Agreement by the Company does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which the Company is a party or by which it is bound and (ii) upon the execution and delivery of this Agreement by the Employee, this Agreement shall be the valid and binding obligation of the Company, enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, moratorium or other laws affecting the enforceability of creditors' rights generally and that equitable remedies may be granted in the discretion of a court.

8.      NOTICES.

                 All notices and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when (i) delivered in person, (ii) one business day after having been sent by overnight courier, or (iii) five

(5) days after being mailed by registered or certified first class mail, postage prepaid, return receipt requested, to the parties hereto at the following addresses:

                 If to the Company, to:

                 The Fresh Juice Company, Inc.
                 350 Northern Boulevard
                 Great Neck, New York 11021
                 Attention:  Board of Directors
                 Facsimile No.: (516) 482-5453

                 If to the Employee, to:

                 3 Terrace Circle
                 Great Neck, New York 11021

                 with copy to:

                 Bourne, Noll & Kenyon
                 382 Springfield Avenue
                 Summit, New Jersey 07901
                 Attention:  Craig M. Lessner, Esq.
                 Facsimile No.: (908) 277-6808

or at such other addresses as such parties shall have specified by written notice to the other part hereto.

9.      GENERAL.

                 9.1. GOVERNING LAW; SUBMISSION TO JURISDICTION. (a) This Agreement, and all rights, duties and remedies hereunder shall be governed by and construed in accordance with the laws of the State of New Jersey, without regard to the conflict of law principles thereof.

                 (b) The parties agree to submit themselves to the jurisdiction of the courts of the State of New Jersey and the United States District Court for the jurisdiction covering the

State of New Jersey for the resolution of any dispute in connection with or arising out of this Agreement and the transactions contemplated hereunder.

                 9.2. TAX WITHHOLDING. All payments made under this Agreement shall be reduced by any deductions or amounts to be withheld as shall be required by applicable law and regulations.

                 9.3. SURVIVAL. This Agreement shall terminate and all rights and obligations of the Company and the Employee hereunder shall cease upon termination of the Employee's employment; provided, however, that those rights and obligations set forth in Sections 3 (unless the Employee's employment hereunder is terminated pursuant to Section 4 hereof) and 5 of this Agreement shall survive and continue in full force and effect.

                 9.4. DESCRIPTIVE HEADINGS. The section headings contained herein are for reference purposes only and shall not in any way effect the meaning or interpretation of this Agreement.

                 9.5. ENTIRE AGREEMENT. This Agreement, including any exhibits hereto, sets forth the entire agreement and understanding of the partes relating to the subject matter hereof and thereof and supersedes all prior agreements, arrangements and understandings, written or oral, relating to the subject matter hereof and thereof.

                 9.6. NO THIRD PARTY CONTRACT RIGHTS. This Agreement is intended solely for the benefit of the parties hereto. Nothing herein shall be construed or deemed to create any rights or benefits to any third parties or third party beneficiaries.

                 9.7. SEVERABILITY. The invalidity of all or any part of any section of this Agreement shall not render invalid the remainder of this Agreement or the remainder of such section. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

                 9.8. NO CONFLICT. The Employee represents and warrants to the Company that he is subject to no presently existing written or oral employment agreement or non-competition agreement, that he has made no commitment of any kind inconsistent with the provisions of this Agreement and his duties hereunder, and that he is under no disability of any kind to enter into this Agreement and to perform all of his obligations hereunder.

                 9.9. ACTS OF THE COMPANY. The Employee agrees that the Employee may not, as an officer, director or shareholder of the Company, take any action on behalf of the Company with respect to this Agreement and the matters of the business of the Company which relate to the Employee personally or to his family without approval of the Board of Directors of the Company.

                 9.10. AMENDMENTS; WAIVERS. This Agreement may be amended, modified superseded, canceled, renewed or extended, and the terms or covenants hereof may be waived, only by a written instrument executed by both of the parties hereto, or in the case of a waiver, by the party waiving compliance. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by either party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement, or shall affect the validity of this Agreement.

                 IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

Attest:                                            THE FRESH JUICE COMPANY, INC.

/s/ Steven M. Bogen                                By:  /s/  Steven Smith
- ------------------------------                        -------------------------------------------
Steven M. Bogen, Secretary                                 Name:   Steven Smith
                                                           Title:  President

Witness:


Craig M. Lessner                                     /s/  Daniel Petry
- ------------------------------                     -----------------------------------------------
                                                           DANIEL PETRY